Contact:	Mark M. Rothleitner Vice President Investor Relations and Treasurer 410-716-3979 Roger A. Young Vice President Investor and Media Relations 410-716-3979

FOR IMMEDIATE RELEASE: Wednesday, April 25, 2007

Subject:       Black & Decker Reports $1.61 Earnings Per Share, Record Sales and Free Cash Flow for First
                    Quarter 2007; Declares Regular Quarterly Cash Dividend

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings for the first quarter of 2007 were $108.1 million or $1.61 per diluted share, versus $113.1 million or $1.45 per diluted share for the first quarter of 2006.

        Sales increased 3% for the quarter to a record $1.6 billion. The acquisition of Vector Products, Inc. contributed 1% to sales in the quarter, and foreign currency translation had a positive 2% impact. Free cash flow increased by more than $115 million to a record $137 million for the quarter.

        Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “Black & Decker had a strong quarter despite a difficult demand environment in the U.S. Outstanding international results drove growth in the Power Tools and Accessories segment and helped us exceed our initial sales and earnings forecast. We are pleased that our performance rebounded quickly after a setback in the fourth quarter of 2006.

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        “Sales in the Power Tools and Accessories segment increased 2% for the quarter. In the U.S., order rates and sell-through at key retailers improved sequentially from the fourth quarter of 2006. The favorable order trend, combined with two months of incremental Vector sales, helped the U.S. Consumer Products Group increase sales at a high single-digit rate. The U.S. Industrial Products Group continued to face weak demand in residential construction and reported a mid single-digit rate of sales decline. The European business posted sales growth in the high single-digits and continued to deliver an operating margin above 12%. In Latin America, we continued to generate robust sales growth, and operating margin rose sharply. Despite significant commodity inflation, operating margin for the Power Tools and Accessories segment increased slightly to 12.4%, driven by productivity, expense control and better product mix.

        “Sales in the Hardware and Home Improvement segment decreased 2% for the quarter. Lockset sales decreased at a mid single-digit rate, as a large decline in the new construction channel overshadowed a solid performance at retail. The Price Pfister faucet business grew sales at a mid single-digit rate, driven by strong orders for new products. Operating margin in the Hardware and Home Improvement segment decreased to 11.2% for the quarter, as the price increases we implemented did not fully offset rising commodity costs.

        “Sales in the Fastening and Assembly Systems segment increased 1% for the quarter. Continued growth in Asia and improvement in the European industrial division outweighed weakness in the automotive sector. Operating margin in this segment increased to 15.8% for the quarter.

        “While it is early in the year, the record $137 million of free cash flow in the first quarter represents an encouraging start. We continued to manage inventory carefully, and working capital was favorable to 2006. Free cash flow increased more than $115 million versus the prior year, even after adjusting for an income tax payment in 2006 related to the repatriation of foreign earnings.

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        “Looking ahead, we remain cautious in our outlook for the year. Some of our outperformance in the first quarter related to sell-in growth in excess of sell-through, which is not sustainable. In addition, we expect that weakness in the housing industry will continue to put pressure on the U.S. economy and our end markets. We also face an increasing level of commodity inflation, primarily reflecting rising nickel prices. Therefore, we are only modestly increasing our full-year diluted EPS guidance to the range of $6.35-to-$6.60. For the second quarter, we expect roughly flat sales and diluted EPS in the range of $1.70-to-$1.75. We continue to expect to convert at least 90% of full-year net earnings to free cash flow.

        “This quarter demonstrated the value of the structural improvements we have made at Black & Decker over the last five years. We are a more balanced company than ever before, and our international performance played a key role in our success this quarter. Strong cash generation and disciplined stewardship of capital over an extended period helped us protect EPS in a difficult environment. We continue to strengthen our brands through meaningful innovation and remain excited about our long-term prospects. We are weathering this slowdown effectively and plan to deliver outstanding returns to our shareholders.”

        The Corporation also announced that its Board of Directors declared a quarterly cash dividend of $0.42 per share of the Corporation’s outstanding common stock payable June 29, 2007, to stockholders of record at the close of business on June 15, 2007.

        The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss first-quarter results and the outlook for the remainder of 2007. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.” Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access. A replay of the call will be available at http://www.bdk.com.

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        This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

        This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

        Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended

	April 1, 2007		April 2, 2006

SALES	$1,577.	2	$1,528.	9
Cost of goods sold	1,016.	6	985.	3
Selling, general, and administrative expenses	391.	0	375.	4

OPERATING INCOME	169.	6	168.	2
Interest expense (net of interest income)	21.	5	13.	7
Other expense	1.	1	–

EARNINGS BEFORE INCOME TAXES	147.	0	154.	5
Income taxes	38.	9	41.	4

NET EARNINGS	$108.	1	$113.	1

NET EARNINGS PER COMMON SHARE – BASIC	$1.6	6	$1.4	9

Shares Used in Computing Basic Earnings Per Share (in Millions)	65.	1	76.	0

NET EARNINGS PER COMMON SHARE – ASSUMING DILUTION	$1.6	1	$1.4	5

Shares Used in Computing Diluted Earnings Per Share (in Millions)	67.	1	78.	2

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	April 1, 2007	December 31, 2006

ASSETS
Cash and cash equivalents	$226.3	$233.3
Trade receivables	1,195.3	1,149.6
Inventories	1,098.7	1,063.5
Other current assets	243.3	257.0

TOTAL CURRENT ASSETS	2,763.6	2,703.4

PROPERTY, PLANT, AND EQUIPMENT	602.5	622.2
GOODWILL	1,188.7	1,195.6
OTHER ASSETS	720.2	726.5

	$5,275.0	$5,247.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$234.3	$258.9
Current maturities of long-term debt	150.1	150.2
Trade accounts payable	567.9	458.5
Other current liabilities	846.8	912.0

TOTAL CURRENT LIABILITIES	1,799.1	1,779.6

LONG-TERM DEBT	1,170.2	1,170.3
POSTRETIREMENT BENEFITS	482.9	482.4
OTHER LONG-TERM LIABILITIES	651.5	651.8
STOCKHOLDERS' EQUITY	1,171.3	1,163.6

	$5,275.0	$5,247.7

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
Three Months Ended April 1, 2007	Power Tools & Accessories	Hardware & Home Improvement	Fastening & Assembly Systems	Total	Currency Translation Adjustments	Corporate, Adjustments, & Eliminations		Consolidated

Sales to unaffiliated customers	$1,148.1	$246.8	$172.4	$1,567.3	$9.9	$–		$1,577.2
Segment profit (loss) (for Consoli-
dated, operating income)	142.0	27.7	27.3	197.0	1.7	(29.1)		169.6
Depreciation and amortization	24.1	7.2	5.0	36.3	.3		.6	37.2
Capital expenditures	12.7	4.8	2.3	19.8	.1		.2	20.1

Three Months Ended April 2, 2006

Sales to unaffiliated customers	$1,125.6	$251.9	$171.0	$1,548.5	$(19.6)	$–		$1,528.9
Segment profit (loss) (for Consoli-
dated, operating income)	138.3	33.6	24.3	196.2	(2.1)	(25.9)		168.2
Depreciation and amortization	26.6	5.8	4.7	37.1	(.4)		.7	37.4
Capital expenditures	19.9	1.6	2.7	24.2	(.3)	–		23.9

        The reconciliation of segment profit to the Corporation’s earnings before income taxes, in millions of dollars, is as follows:

	Three Months Ended

	April 1, 2007	April 2, 2006

Segment profit for total reportable business segments	$197.0	$196.2
Items excluded from segment profit:
Adjustment of budgeted foreign exchange rates to actual rates	1.7	(2.1)
Depreciation of Corporate property	(.2)	(.2)
Adjustment to businesses' postretirement benefit expenses
booked in consolidation	(4.8)	(6.2)
Other adjustments booked in consolidation directly related
to reportable business segments	1.3	(2.3)
Amounts allocated to businesses in arriving at segment profit in excess of (less than) Corporate center operating expenses,
eliminations, and other amounts identified above	(25.4)	(17.2)

Operating income	169.6	168.2
Interest expense, net of interest income	21.5	13.7
Other expense	1.1	–

Earnings before income taxes	$147.0	$154.5

BASIS OF PRESENTATION

Adoption of New Accounting Standard Relating to Income Taxes:

        As more fully described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 (the 2006 Form 10-K), the Corporation was required to adopt FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, as of January 1, 2007, with any cumulative effect of the change in accounting principles recognized as an adjustment to opening retained earnings.

        FIN 48 provides guidance for the recognition, derecognition and measurement in financial statements of tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns. FIN 48 requires an entity to recognize the financial statement impact of a tax position when it is more likely than not that the position will be sustained upon examination. If the tax position meets the more-likely-than-not recognition threshold, the tax effect is recognized at the largest amount of the benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

        FIN 48 permits an entity to recognize interest related to tax uncertainties as either income taxes or interest expense. FIN 48 also permits an entity to recognize penalties related to tax uncertainties as either income tax expense or within other expense classifications. As anticipated and consistent with its past practice, the Corporation recognized interest and penalties, if any, related to tax uncertainties as income tax expense upon adoption of FIN 48. The Corporation recognized the cumulative effect of the change in accounting principles required to adopt FIN 48 effective as of January 1, 2007, as a reduction of opening retained earnings in the amount of $7.3 million.

Business Segments:

        The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and industrial power tools and accessories, lawn and garden tools, and electric cleaning, automotive, and lighting products, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. On March 1, 2006, the Corporation acquired Vector Products, Inc. This acquired business is included in the Power Tools and Accessories segment. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

        The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the 2006 Form 10-K, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year’s budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2007. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

        Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

        To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. Also, in addition to measuring its cash flow generation and usage based upon operating, investing and financial activities classifications established under GAAP, the Corporation also measures its free cash flow. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

        This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Free cash flow:

        The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the three months ended April 1, 2007 and April 2, 2006, follows (dollars in millions):

	Three Months Ended
	April 1, 2007	April 2, 2006

Cash flow from operating activities	$153.5	$(4.8)
Capital expenditures	(20.1)	(23.9)
Proceeds from disposals of assets	3.6	5.6

Free cash flow	$137.0	$(23.1)

        This press release includes a statement that free cash flow for the three months ended April 1, 2007, as compared to the three months ended April 2, 2006, increased by more than $115 million. That increase excludes tax payments that occurred in the first quarter of 2006 associated with repatriating foreign earnings under the American Jobs Creation Act.